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                            CHROMATICS COLOR SCIENCES
                               INTERNATIONAL, INC.

                        Contact: Darby Macfarlane, Chief
                                 Executive Officer

                        Telephone:  (212) 717-6544
                        Fax:  (212) 717-6672

                        FOR IMMEDIATE RELEASE
                        July 16, 1997

                CHROMATICS ANNOUNCES EXTENSION OF WARRANT PERIOD

         On July 15, 1997, the Board of Directors of Chromatics Color Sciences International, Inc. (the "Company") resolved to extend from August 5, 1997 to November 5, 1997 the expiration date of certain of the Company's remaining outstanding Redeemable Common Stock Purchase Warrants (the "Warrants"), which include (i) up to 1,150,000 Warrants issued as part of the Company's February 1993 initial public offering, (ii) up to 240,000 Warrants issued in connection with a private placement occurring prior to the initial public offering, and
(iii) up to 115,000 Warrants issued to Investors Associates, Inc. ("IAI") upon its exercise of the Unit Purchase Options issued to IAI in connection with the initial public offering.

         Chromatics Color Sciences International, Inc. is engaged in the business of color science, including the scientific color measurement and classification of human skin, certain color-sensitive consumer products, and in determining the color compatibility of such skin and product color classification for use in a variety of industries including the cosmetic, beauty aid and fashion industries, as well as technology development for potential medical applications involving the diagnosis and monitoring of certain chromogenic diseases. The Company's common stock and warrants are traded on NASDAQ under the symbols "CCSI" and "CCSIW," respectively.

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